Exhibit 99.1

Hostess Brands, Inc. Welcomes Two New Members to Board of Directors

Lenexa, KS, April 26, 2021 – Hostess Brands, Inc. (Nasdaq: TWNK, TWNKW) (the “Company”), a leading manufacturer and marketer of snacks including Twinkies®, CupCakes, Ding Dongs®, Donettes®, Voortman® wafers and cookies and a variety of other new and classic treats, announced today the appointment of Olu Beck and Hugh G. Dineen to the Company’s Board of Directors.

“We are thrilled to welcome Olu and Hugh to our board as we continue to advance our strategic agenda,” said Jerry Kaminski, Chairman of the Board of Directors for the Company. “They each are accomplished consumer packaged goods veterans with over 40 years of combined industry experience and knowledge and a track record of driving results and accelerating growth through successful consumer and brand building strategies. We believe their experiences will serve the Company and our stockholders well.”

Olu Beck is the Founder and Chief Executive Officer of The Beck Group NJ, a boutique advisory and consulting firm driving value creation in private equity-backed small and mid-size consumer-packaged goods companies. She previously served as CEO and member of the Board of Directors of Wholesome Sweeteners Inc., a maker of consumer-packaged organic condiments and snacks, and has held senior executive positions at Johnson & Johnson and Mars Incorporated. She currently serves on the Board and Audit Committee of Freshpet Inc.

Hugh Dineen served as the Senior Vice President and Chief Marketing Officer of MetLife US and of MetLife Global Investment Management until December 2020, where he was responsible for leading all marketing efforts for over 50% of MetLife globally and overseeing the building of a highly productive digital ecosystem and digital demand driving strategy. Prior to MetLife, he was Global Vice President, Beauty Categories at Avon Products.    Hugh also spent 20+ years in various senior executive positions at Johnson & Johnson and Procter & Gamble. He currently serves on a strategic advisory board for Abbott Laboratories.

“The deep expertise of Olu and Hugh in the consumer packaged goods industry will help the Company continue to improve and thrive, as we remain focused on establishing new platforms for incremental growth, both organic and through acquisitions,” said Andy Callahan, the Company’s President and Chief Executive Officer. “We have a strong board in place as we continue to drive growth momentum with the aim of increasing stockholder value over the long-term.”

About Hostess Brands, Inc.

Hostess Brands, Inc. is a leading packaged food company focused on developing, manufacturing, marketing, selling and distributing snack products in North America. The Hostess® brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats in addition to Twinkies® and CupCakes, including Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes. In January 2020, the Company acquired Voortman Cookies Limited which produces a variety of cookies and wafers products, including sugar-free products under the Voortman® brand. For more information about Hostess® products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

Forward-Looking Statements

This press release contains statements reflecting the Company’s views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company’s reputation and brand image; protecting intellectual property rights; leveraging the Company’s brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the continued ability to produce and successfully market products with extended shelf life; the ability to pass cost increases on to our customers; the ability to maintain or add additional shelf or retail space for the Company’s products; our ability to identify or complete strategic acquisitions, alliances, divestitures or joint ventures; our ability to successfully integrate, achieve expected synergies and manage our acquired businesses and brands; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; adverse impact or disruption to our business caused by COVID-19 or future outbreaks of highly infectious or contagious diseases; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; significant changes in the availability and pricing of transportation; dependence on major customers; increased labor and employee related costs; strikes or work stoppages; product liability claims, product recalls, or regulatory enforcement actions; dependence on third parties for significant services; unanticipated business disruptions; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; consolidation of retail customers; unsuccessful implementation of business strategies to reduce costs; increased costs to comply with governmental regulation; failures, unavailability, or disruptions of the Company’s information technology systems; dependence on key personnel or a highly skilled and diverse workforce; the Company’s ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company’s Securities and Exchange Commission filings.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company’s Annual Report on Form 10-K for 2020 filed on February 24, 2021. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Investors, please contact:

Chris Mandeville and Anna Kate Heller

ICR

twnk@icrinc.com

Media, please contact:

Hannah Arnold and Marie Espinel

The LAKPR Group

harnold@lakpr.com and mespinel@lakpr.com